Registration No. 333-________.

As filed with the Securities and Exchange Commission on November 3, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOTON HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	5080	42-1771917
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

_________________

375 N. Stephanie St. - Suite 1411

Henderson, NV 89014-8909

Tel: 702-9972116

Fax: 702-4468232

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Mariya Kokho

President

Soton Holdings Group, Inc.

375 N. Stephanie St. - Suite 1411

Henderson, NV 89014-8909

Tel: 702-9972116

Fax: 702-4468232

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☐ Smaller reporting company ☐|

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	675,000	$0.05 per share	$33,750	$2.41

(1)	Determined arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) and (o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated____________________, 2010

PROSPECTUS
Soton Holdings Group, Inc.
675,000 SHARES
COMMON STOCK

 This prospectus relates to the resale by certain selling shareholders up to 675,000 shares of common stock of Soton Holdings Group, Inc. held by selling shareholders of Soton Holdings Group, Inc.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 - 11.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  Each of the selling shareholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).   We determined this offering price arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: November 3, 2010

The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

Until ___ ______, 2010 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Prospectus Summary

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Soton Holdings Group” refer to Soton Holdings Group, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We were incorporated on June 9, 2010, under the laws of the State of Nevada, and operate a wine bottle distribution business. To date, we our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock for aggregate proceeds of $45,500, discussing the supply of wines bottles with potential customers, and the signing of a Letter of Intent with our potential customer, Khan Krum Winery, a private Bulgarian company producing wine. We are a development stage company and cannot state with certainty whether we will achieve profitability. We do not have revenues, have minimal assets and have incurred losses since inception. Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are not raising any money in this offering. We do not have sufficient cash or cash equivalents to continue our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing,  whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  We intend to seek funding from the additional sale of our common stock or from advances from our officer and sole director Ms. Mariya Kokho. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company.

Our principal office is located at 375 N. Stephanie St., Suite 1411, Henderson, Nevada 89014and our telephone number is (702)-9972116.

The Offering:

Securities Being Offered	The selling shareholders are hereby offering op to 675,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 675,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Shares outstanding prior to offering	675,000 shares of common stock
Shares outstanding after offering	675,000
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is no market for our shares of common stock.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

  The tables and information below are derived from our audited financial statements for the period from June 9, 2010 (Inception) to September 30, 2010. Our working capital as at September 30, 2010 was $22,158.

As of September 30, 2010 (Audited)
Balance Sheet
Total Assets	$22,158
Total Liabilities	$349
Stockholders Equity	$21,809
Period from June 9, 2010 (date of inception)
to September 30, 2010 (Audited)
Income Statement
Revenue	$-
Total Expenses	$941
Net Loss	$(941)

Risk Factors

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.  IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at September 30, 2010, we had cash on hand of $22,158 we have accumulated a deficit of $941 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We are not raising any money in this offering. We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL SUSPEND OR CEASE OPERATIONS.

We were incorporated on June 9, 2010, and our net loss since inception is $941 of which $592 is for bank charges and $349 is for incorporation service fees. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of our future equity or debt financing and our ability to profitably distribute our product. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues. Failure to generate significant revenues in the future will cause us to go out of business.

THE WINE BOTTLE DISTRIBUTION MARKET IS FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The wine bottle distribution market is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national wine bottle distributors and dealers. In addition, some product manufacturers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

WE CURRENTLY HAVE IDENTIFIED ONLY ONE POTENTIAL CUSTOMER. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have identified only one potential customer to purchase wine bottles from us, Khan Krum Winery. We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

THE SUCCESS OF OUR BUSINESS DEPENDS ON RETAILER AND CONSUMER ACCEPTANCE OF OUR WINE PRODUCTS BOTTLED WITH OUT WINE BOTTLES.

We are a bottle supply company operating in the highly-competitive wine water market and rely on continued consumer demand or preference for our products and services.  To generate sales and profits, we must sell products that appeal to our customers’ retailers and to consumers.  Our future success depends on consumer acceptance, particularly at the restaurant and household level, of our bottle products.  There is no guarantee that there will be significant market acceptance of our wine bottles or that we will be successful in selling our wine bottles on a scale necessary to achieve sustained profitability.

The market for wine bottles is evolving rapidly and we may not be able to accurately assess the size of the market or trends that may emerge and affect our business. Consumer preferences can change due to a variety of factors, including social trends, negative publicity and economic changes.  If we are unable to convince current and potential retail customers and individual consumers of the advantages and desirability of our wine bottles, our ability to sell our wine bottles will be limited. Consumer acceptance also will affect, and be affected by, our existing future and potential new retail partners’ decision to use our wine bottles and their perception of the likelihood of consumers purchasing our wine bottled in our wine bottles.  Even if retail customers purchase wine products bottled with our wine bottles, there is no guarantee that they will be successful in selling wine products in out wine bottles to consumers on a scale necessary for us to achieve sustained profitability. Any significant changes in consumer preferences for wine bottles could result in reduced demand for our wine bottles and erosion of our competitive and financial position.

WE DEPEND ON INDEPENDENT BOTTLE MANUFACTURERS AND SUPPLIERS FOR OUR BUSINESS TO OPERATE.

We are and will continue to be for the foreseeable future, substantially dependent on independent bottle manufacturers and suppliers to deliver our bottle products.  We do not have our own manufacturing facilities to produce wine bottles.  We are and will continue to be for the foreseeable future, entirely dependent on third parties to supply the bottle pre-forms and bottles to operate our bottle water business.  We rely on third-party supply companies to manufacture wine bottles and deliver them to us fro resale.  We can make no assurance that we will be able to establish and maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these bottler manufacturers and suppliers make their own business decisions.  Such manufacturers and suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. They may have the right to determine whether, and to what extent, they produce and distribute our products, likely some of our competitors’ products and their own products.  Some of the business for these bottle manufacturers and suppliers will likely come from producing or selling our competitors’ products.  These bottle manufacturers and suppliers may devote more resources to other products or take other actions detrimental to our brands. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer. In addition, we will face risks associated with any bottler manufacturer’s or supplier’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers.  Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for wine bottles, our business will be materially and adversely affected.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND CORPORATE REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2010.  Our success depends on our ability to build and maintain the brand image for our wine bottle products and effectively build the brand image for any new products.  We cannot assure you, however, that any additional expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences.  Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products.  Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed. Product recalls would negatively affect our profitability and brand image.  Also, adverse publicity surrounding wine and alcohol usage generally and any campaigns by activists attempting to connect our business to workplace or human rights violations in China could negatively affect our overall reputation and our wine bottles’ acceptance by our customers.

BECAUSE ALL OF OUR WINE BOTTLES ARE MANUFACTURED BY RELATIVELY FEW MANUFACTURERS IN CHINA, A SIGNIFICANT DISRUPTION IN THE OPERATIONS OF THESE MANUFACTURERS OR POLITICAL UNREST IN CHINA COULD MATERIALLY ADVERSELY AFFECT US.

We have found there to be relatively few wine bottle manufacturers meeting our quality standards in China. Any disruption in production or inability of our manufacturers to produce quantities of wine bottles adequate to meet our needs could significantly impair our ability to operate our wine bottle business.  Our manufacturers are located in China, which exposes us to the possibility of product supply disruption and increased costs in the event of changes in the policies of the Chinese government, political unrest or unstable economic conditions in China or developments in Bulgaria that are adverse to trade, including enactment of protectionist legislation. In addition, our wine bottles are planned to be shipped directly from the manufacturer to us or our customers.  Although we will routinely inspect and monitor our manufacturing partners’ activities and products, we will rely heavily upon their quality controls when producing and delivering wine bottles to our customers.  Any of these matters could materially adversely affect our wine bottle business and, as a result, our profitability.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR SUPPLIERS WILL BE CHINESE COMPANIES AND ALL THEIR OPERATIONS ARE CONDUCTED IN CHINESE YUAN.

We plan to purchase our products from Chinese suppliers whose operations are in Chinese Yuan, so we will be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations.  If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officer and sole director, Mariya Kokho, will only be devoting limited time to our operations.  Ms. Kokho intends to devote 30% (twelve hours a week) of her business time to our affairs. Because our officer and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mariya Kokho from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business.  In addition, Ms. Kokho may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

 IF MARIYA KOKHO, OUR PRESIDENT AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER, AND THE LOSS OF MS. KOKHO COULD RESULT IN THE SUSPENSION OF OUR OPERATIONS. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of one of our two officers and sole director, Mariya Kokho, for the future success of our business. The loss of the services of Ms. Kokho could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another qualified executive to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR OWNS 62.99% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, SHE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our President and director, Mariya Kokho, owns approximately 62.99% of the issued and outstanding shares of our common stock.  Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters that require shareholder approval, including but not limited to, the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF THE COMPANY.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.02 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTC Bulletin Board and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 880,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired in an offering made outside of the United States solely to non-U.S. persons, with no directed selling efforts in the United States and where offering restrictions were implemented.  The shares include the following:

675,000 shares of our common stock that the selling shareholders acquired from us in a private offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended, which offering closed on September 24, 2010;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Farzana Rahman	25,000	25,000	-0-	-0-
Alia Waheed Syed	20,000	20,000	-0-	-0-
Noor Talukder Mohd	20,000	20,000	-0-	-0-
Natalia Belykh	30,000	30,000	-0-	-0-
Lenka Frankova	30,000	30,000	-0-	-0-
Asad Atakisiev	30,000	30,000	-0-	-0-
Natalia Kashtanova	30,000	30,000	-0-	-0-
Alexander Vishniakov	30,000	30,000	-0-	-0-
Darja Visnakova	30,000	30,000	-0-	-0-
Vesselin Minkov	20,000	20,000	-0-	-0-
Kosta Kanariev	20,000	20,000	-0-	-0-
Kristina Dimova	25,000	25,000	-0-	-0-
Diyan Ivanov	20,000	20,000	-0-	-0-
Veniamin Minkov	20,000	20,000	-0-	-0-
Tsonka Valkova	25,000	25,000	-0-	-0-
Plamen Cherganski	25,000	25,000	-0-	-0-
Daniela Atanasova Ilieva	25,000	25,000	-0-	-0-
Polina Minkova	25,000	25,000	-0-	-0-
Ilonka Dancheva	25,000	25,000	-0-	-0-
Kiril Mihov	25,000	25,000	-0-	-0-
Kameliya Dimitrova	25,000	25,000	-0-	-0-
Nikolai Manev	30,000	30,000	-0-	-0-
Rositsa Petkova	30,000	30,000	-0-	-0-
Georgi Ivanov	30,000	30,000	-0-	-0-
Mariya Todorova	30,000	30,000	-0-	-0-
Ivailo Ignatov	30,000	30,000	-0-	-0-
Total number of shares:			-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 3,175,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer affiliate.

Plan of Distribution

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board.  Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling shareholders will be offering our shares of common stock at a fixed price of $0.05 per common share.  After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling shareholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• privately negotiated transactions;

• market sales (both long and short to the extent permitted under the federal securities laws);

• at the market to or through market makers or into an existing market for the shares;

• through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

• a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.05. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 3, 2010, there were 3,175,000 shares of our common stock issued and outstanding, held by 28 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Other Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Experts

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were formed as a corporation pursuant to the laws of Nevada on June 9, 2010. We have not started operations. To date, we have signed of a Letter of Intent with a potential customer, Khan Krum Winery, a private Bulgarian company producing wine and have primarily been involved in organizational activities.  Our plan of operation is forward-looking and there is no assurance that we will ever complete our plan of operation. We are a development stage company and have not earned any revenue and have only recently commenced operations.  It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. Our business is located at 375 N. Stephanie St. - Suite 1411, Henderson, Nevada 89014, and our telephone number is (702)-997-2116.

Our business is the distribution of wine bottles produced in China.  Our products will be offered at prices marked-up from 15% to 25% of our cost.

Our services will include:

• To find reliable Chinese bottle manufacturers and suppliers;

• To contact such manufacturers and suppliers to make sure that products offered are high-quality and priced reasonably;

• To negotiate shipping and insurance discounts as well as volume discounts for high volume orders (Chinese language barrier, time difference and finally time and effort involved should be taken into consideration); and

•   To contact suppliers to rectify the problems in case low-quality, damaged or misrepresented product was supplied.

To minimize problems associated with the purchase of low-quality, damaged or misrepresented products, only suppliers providing a 30 day full-money-refund/exchange return policy will be used to purchase wine bottles. However, rectification of the above mentioned problems as well shipping time needed to return low-quality, damaged or misrepresented products to a supplier can be time consuming, which may negatively affect our operating results.

We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order.  Our customers will be asked to pay us 30% in advance and pay the remaining amount due within 7 days after the product is loaded and has departed a sea port.  Customers will have two options to pay for products: by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared.  Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time.  The orders will be shipped to the customers depending on customers’ requests.  Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, insurance cost will be customers’ responsibility.

We anticipate that many of our customers will want to pay for our product only at delivery and will not want to pay in advance for their orders. Some of them may want additional credit terms after delivery of up to 30 or 60 days.  Due to a shortage of funds, we may not be able to deliver some of these orders, which could have a material adverse effect on our financial condition and results of operations.

Product overview

A wine bottle is a bottle used for holding wine, and is, generally speaking, made of glass. Some wines are fermented in the bottle; others are bottled only after fermentation. Wine bottles come in a large variety of sizes, several named for Biblical kings and other figures. The standard bottle contains 750 ml, although this is a relatively recent development. Wine bottles are usually sealed with cork, but screw-top caps are becoming popular, and there are several other methods used to seal a bottle.

The shape of wine bottles can communicate a great deal about the taste of the wine inside. In Europe, many wine producing areas have developed unique wine bottle shapes that became the traditional bottle for wines of that region. As winemaking spread around the world, new wineries often adopted those traditional European bottle shapes in order to communicate with their consumers.

Our research indicates that wine producers in Portugal, Italy, Spain, France and Germany, generally speaking, follow the tradition of their local areas in choosing the shape of bottle most appropriate for their wine.  We have determined that:

• Port, sherry, and Bordeaux varieties: straight-sided and high-shouldered with a pronounced punt. Port and sherry bottles may have a bulbous neck to collect any residue;

• Burgundies and Rhône varieties: tall bottles with sloping shoulders and a smaller punt;

• Champagne and other sparkling wines: thick-walled and wide with a pronounced punt and sloping shoulders;

• German wines from Franconia: the Bocksbeutel bottle; and

• The Chianti and some other Italian wines: the fiasco, a round-bottomed flask encased in a straw basket.

Our research also indicates that many North and South American, South African, and Australasian wine producers select the bottle shape they wish to associate their wines with. For instance, a producer who believes his wine is similar to Burgundy may choose to bottle his wine in Burgundy-style bottles. Other producers (both in and out of Europe) have chosen idiosyncratic bottle styles for marketing purposes. The home wine maker may use any bottle, as the shape of the bottle does not affect the taste of the finished product. We have found that the sole exception is in producing sparkling wine, where thicker-walled bottles should be used to handle the excess pressure.

The traditional colors used for wine bottles are:

• Bordeaux: dark green for reds, light green for dry whites, clear for sweet whites;

• Burgundy and the Rhone: dark green;

• Mosel and Alsace: dark to medium green, although some producers have traditionally used amber;

• Rhine: amber, although some producers have traditionally used green; and

• Champagne: Usually dark to medium green. Rosé champagnes are usually a colorless or green.

With respect to clear bottles, our research indicates that they have recently become gained some market acceptance with white wine producers in many countries, including Greece, Canada and New Zealand. Most red wine worldwide is still bottled in green glass.

Clients

Our President and director, Mariya Kokho will market our product and negotiate with potential customers. We intend to develop and maintain a database of potential customers who may want to buy wine bottles form us. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. We will ask our satisfied customers for referrals. We may also hire sales representatives to assist our director on contract basis.

We expect that our potential clients will consist of the following:

1. Small wineries in Europe and other regions;

2. Mid-sized and big wine producers in Europe, North America, South America, Australia and Asia; and

3. Distributors that are responsible for marketing and selling wine bottles to wine producers.

Letter of Intent with Potential Customer

On September 30, 2010 Khan Krum Winery, a Bulgarian company, signed a Letter of Intent to declare their intention to purchase Bordeaux Style wine bottle from Soton Holdings Group, Inc. By this letter, Khan Krum Winery confirm with full responsibility that they are willing and able to enter into a contract for the purchase of the Bordeaux Style wine bottle produced in China and that funding is available including any import/export permits needed to fulfill this purchase.

Khan Krum Winery

Khan Krum Winery is a Bulgarian company whose principal business address is Industrialna St., 3, Burgas, Bulgaria 8000. The company’s principle activity in Bulgaria is wine production. “Khan Krum” Wine Cellars was opened in 1939 when part of vineyard owners in the village of Khan Krum founded their own winegrowing and winemaking cooperation.  We have concluded, based on our research that, Khan Krum Winery has a modern technological production process for high quality wines, bottling and a compartment for wine stabilization.  The work vessel capacity of their wine cellar is about 3,500 tons, and the possibility for processing of grapes is about 4,500 tones.  Besides being equipped for white wines, we have found that their wine cellar disposes vessels for preservation and aging of red wine. The fermentation department has a capacity of about 900 tons and possibility for control of temperature.  Khan Krum Winery exports its wine to countries from all over the world, including England, USA, Russia, Czech Republic, Slovakia, Malta, Kazakhstan, amongst and other countries.

We believe that these characteristics make Kram KrumWinery a desirable potential initial purchaser of our wine bottles.

Competition

The wine bottle distribution industry is extremely fragmented and competitive. Competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of distributing lower priced wine bottle from China, which will reduce our competitive edge;

2. Price: Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our product at loss; and

3. Better Quality Product: Our competitors may offer better quality wine bottles at the same price forcing us to lower our prices or to purchase better quality wine bottle from our suppliers at grater price lowering our marl-up and as a result lowering our income.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the export of wine bottle in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our officers and sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 375 N. Stephanie St., Suite 1411, Henderson, Nevada 89014. Our telephone number is (702) 997-2116.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 28 registered shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, generally speaking, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to and have met the Securities Exchange Act of 1934, as amended, periodic reporting requirements for at least twelve months before the sale since we are a shell company.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled, generally speaking and subject to the conditions in the foregoing paragraph, to sell within any three-month period only a number of securities that does not exceed the greater of either of 1% of the total number of securities of the same class then outstanding, which will equal 31,750 shares of common stock as of the date of this prospectus, assuming our shares of common stock are quoted on the OTC Bulletin Board or the Pink Sheets.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operations

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing  of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we implement our business plan and start selling our wine bottles. We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Mariya Kokho, though we do not have an agreement from Ms. Kokho for such cash advances. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

Our product is used for wine production. Our research indicates that the top wine-producing countries are Italy, France, China, United States, Spain, Argentina, and Chili. A success of our business plan will depend on the level of the world wine consumption which  recently is growing. A downturn of wine consumption as well as a decrease in consumer spending can adversely affect our intended business.

Our plan of operation for the twelve months following the date of this prospectus is to enter into agreements with our potential suppliers of wine bottle in China. We also plan to start negotiation and enter into distribution agreements with wine producers and sub-distribution agreements with wine bottle distributors.

We intend to develop our network of potential customers by initially focusing our marketing efforts on smaller wineries in Europe. Later, we plan to expand our target market to bigger wineries. Large wine producers can buy more wine bottles, have a greater budget for in-stock inventory and tend to purchase a more diverse assortment of bottle.  In second half of 2011, we intend to start negotiation with wine producers and wine bottle distributers in South America, North America and Australia. Our goal is to conclude exclusive agreements with our potential customers. But it is likely that any relationship we arrange with our purchasers will be non-exclusive. Accordingly, we will compete with other wine bottles distributers.

It is likely that many of our clients will want to pay for our product only at delivery and will not want to pay in advance for their orders. Some of them may want additional credit terms after delivery of up to 30 or 60 days. Due to shortage of funds, we may not be able to deliver some of these orders.

Following the date of this registration statement, our business plan for the next 12 months is as follows:

NEGOTIATE AGREEMENTS WITH CHINESE WINE BOTTLE PRODUCERS.

Estimated time frame: November 2010 to February 2011.

Estimated amount of funds required: no material costs.

Once we have filed our registration statement, we plan to contact and start negotiation with potential suppliers in China. We will negotiate price, type of bottles, delivery and other terms. We will also contact freight shipping companies to study logistics. Our officer and sole director, Mariya Kokho will look for Chinese wine bottle producers through her network of friends and business associates in exporting industry in China. We will continue to search for new potential suppliers during the life of our operations.

NEGOTIATE AGREEMENTS WITH POTENTIAL CUSTOMERS.

Estimated time frame: February 2011 to May 2011.

Estimated amount of funds required: no material costs.

When we find suppliers and research logistics, we plan to contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. We also intend to study European wine producing market. In the next 12 months we plan to focus primarily on smaller wineries in Europe, and then we plan to expand our business to bigger wine producers in Europe and other regions such as North America, South America and Australia. This activity will be ongoing throughout our operations.

COMMENCE MARKETING CAMPAIGN.

Estimated time frame: March 2011 to July 2011.

Estimated amount of funds required: $8,000

At the same time as we start negotiation process with potential customers, we will begin to market our product. We intend to develop and maintain a database of potential customers who may want to buy wine bottles from us. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We also plan to attend trade shows in our industry to showcase our product with a view to find new customers. We will ask our satisfied customers for referrals. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We will intend to continue our marketing efforts during the life of our operations.

HIRE SALESPERSON.

Estimated time frame: August 2011 to October 2011.

Estimated amount of funds required: Commission based compensation based on total sales.

Once, potential customers begin to purchase our products, we intend to hire one salesperson with good knowledge and broad connections in the wine industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our wine bottles. Our sales person will be hired on a contract basis and receive commission pay based on his/her performance.  The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Advertising/Marketing:            $8,000

General administrative costs:   $6,000

Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations:                             $10,000

Total:                                       $24,000

The total estimated amount of funds required to develop our business is $24,000. Currently we do not have sufficient funds on hand to carry out our business plan. Without additional funding, we expect to continue our operations for the next nine to twelve months. We expect to fund further operations with a loan from our sole director or from additional sales of our common stock. Currently we do not have any arrangements for the sale of our common stock or any guarantees that our director will loan funds to us.

Results of Operations for Period Ending September 30, 2010

We did not earn any revenues from our incorporation on June 9, 2010 to September 30, 2010.  We incurred operating expenses in the amount of $941 for the period from our inception on June 9, 2010 to September 30, 2010.  These operating expenses were comprised $592 for bank charges and $349 for incorporation service fees.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and sole director and their age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Mariya Kokho	29

Executive Officers:

Name of Officer	Age	Office

Mariya Kokho Vasiliy Ignatenko	29	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer Secretary
	35

Biographical Information

Set forth below is a brief description of the background and business experience of our officer and sole director for the past five years.

Mariya Kokho has acted as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors since our incorporation on June 9, 2010. On June 30, 2010 Ms. Kokho resigned as Secretary of the Company and the Company appointed Vasiliy Ignatenko as its new Secretary. Ms. Kokho obtained a Bachelor’s degree in Linguistics from the Eastern State Language University, located in Russia, in June 2004.  From September 2004 till May 2005 she studied in China at Shenyang Institute of Foreign Languages in Shenyang.  Since 2005, she has been self-employed in the general area of international trade. Ms. Kokho has consulted European companies importing engineering equipment, water supply, sewerage materials, dishware, glassware, clothes, souvenirs, building materials and construction machinery from China. She also helped with logistics and customs clearance with such importation. These experiences, qualifications and attributes have led to our conclusion that Ms. Kokho should be serving as a member of our Board of Directors in light of our business and structure. Ms. Kokho has not been a member of the board of directors of any corporations during the last five years. She intends to devote approximately 30% (twelve hours a week) of her business time to our affairs.

Vasiliy Ignatenko has acted as our secretary since June 30, 2010. Since 1995, he has been working as sole proprietor in event organization. Mr. Ignatenko has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 15% (six hours a week) of his business time to our affairs.

Director Independence

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. No term, however, has been accorded to Ms. Kokho’s term as a director.

Significant Employees

We have no significant employees other than our officers and sole director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 9, 2010 to September 30, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Mariya Kokho President, CEO, CFO, Treasurer, Chief Accounting Officer, and Sole Director	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Vasiliy Ignatenko Secretary	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Ms. Mariya Kokho currently devotes approximately twelve hours per week and Mr. Vasiliy Ignatenko devotes approximately six hours per week to manage the affairs of the Company.  They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officers or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have not granted any stock options to our executive officers since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Mariya Kokho and Vasiliy Ignatenko. We do not pay them for acting as officers or director.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Mariya Kokho President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Sole Director. 375 N. Stephanie St. - Suite 1411 Henderson, NV 89014-8909	2,000,000	62.99%
Common Stock	Vasiliy Ignatenko Secretary 27A Kl. Ohridski Str. Burgas, Bulgaria 8000	500,000	15.75%
Common Stock	Officers and Director as a group that consist of two people	2,500,000	78.74%

The percent of class is based on 3,175,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our officers or director;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Mariya Kokho;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of director, director nominees, executive officers and owners of 5% or more of our common stock.

On June 9, 2010, Ms. Mariya Kokho advanced funds to us in the amount of $349. There is no due date for the repayment of the funds advanced by Ms. Kokho.  Ms. Kokho will be repaid from revenues of operations if and when we generate revenues to repay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Kokho is based on an oral contract and does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Kokho or the repayment of the funds to Ms. Kokho.

On June 21, 2010, we issued a total of 2,500,000 shares of restricted common stock to Ms. Kokho for payment of $2,500.

On June 30, 2010, Ms. Kokho sold her 500,000 restricted shares of common stock in consideration for $500 cash to Mr. Vasiliy Ignatenko.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (June 10, 2010) to, September 30, 2010

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Soton Holdings Group, Inc.

Henderson, Nevada

I have audited the accompanying balance sheet of Soton Holdings Group, Inc. as of September 30, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from June 9, 2010 (inception) through September 30, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soton Holdings Group, Inc. as of September 30, 2010, and the results of its operations and its cash flows for the period from June 9, 2010 (inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has conducted only limited operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado October 26, 2010	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C

SOTON HOLDING GROUP, INC. (A Development Stage Company) Balance Sheet (Audited)
Assets
September 30, 2010
Current Assets
Cash	$22,158
Total Current Assets	22,158
Total Assets	$22,158
Liabilities and Stockholders’ Equity (deficit)
Current Liabilities
Loan from Director	$349
Total Current Liabilities	349
Stockholders’ Equity (deficit)
Common stock, $0.001par value, 75,000,000 shares authorized;
3,175,000 shares issued and outstanding	3,175
Additional paid-in-capital	19,575
Deficit accumulated during the development stage	(941)
Total stockholders’ equity	21,809
Total liabilities and stockholders’ equity	$22,158
The accompanying notes are an integral part of these financial statements.

SOTON HOLDING GROUP, INC. (A Development Stage Company) Statement of Operations (Audited)
From Inception on June 9, 2010 to September 30, 2010
Expenses
General and Administrative Expenses	$941
Net (loss) from Operation before Taxes	(941)
Provision for Income Taxes	0
Net (loss)	$(941)
(Loss) per common share – Basic and diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding	2,396,491
The accompanying notes are an integral part of these financial statements.

SOTON HOLDING GROUP, INC. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on June 9, 2010 to September 30, 2010 (Audited)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on June 9, 2010
June 21, 2010
Common shares issued for cash at $0.001	2,500,000	$ 2,500	$ -	$ -	$ 2,500
September 29, 2010
Common shares issued for cash at $0.03	675,000	675	19,575		20,250
Net (loss)				(941)	(941)
Balance as of September 30, 2010	3,175,000	$ 3,175	$ 19,575	$ (941)	$ 21,809

The accompanying notes are an integral part of these financial statements.

SOTON HOLDING GROUP, INC. (A Development Stage Company) Statement of Cash Flows (Audited)
		From Inception on June 9, 2010 to September 30, 2010
Operating Activities
Net (loss)		$(941)
Net cash (used) for operating activities		(941)
Financing Activities
Loans from Director		349
Sale of common stock		22,750
Net cash provided by financing activities		23,099
Net increase (decrease) in cash and equivalents		21,158
Cash and equivalents at beginning of the period		0
Cash and equivalents at end of the period		$21,158

Supplemental cash flow information:

Cash paid for:

Interest		$-
Taxes		$-

Non-Cash Activities	$
The accompanying notes are an integral part of these financial statements.

SOTON HOLDING GROUP, INC.

(A Development Stage Company)

Notes To The Financial Statements

September 30, 2010

(Audited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

SOTON HOLDING GROUP, INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 9, 2010 and it is in the business of wine bottles distribution. The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, June 9, 2010 through September 30, 2010 the Company has accumulated losses of $941.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $941 as of September 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SOTON HOLDING GROUP, INC.

(A Development Stage Company)

Notes To The Financial Statements

September 30, 2010

(Audited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation, using the fair value method. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is September 30.

Recent Accounting Pronouncements

The Company management has reviewed recent accounting pronouncements issued through the date of the issuance of financial statements. In management’s opinion, except for those pronouncements detailed below, no other pronouncements apply or will have a material effect on the Company’s financial statements.

 In May 2009, the FASB issued ASC 855 Subsequent Events, which establishes principles and requirements for subsequent events. In accordance with the provisions of ASC 855, the Company currently evaluates subsequent events through the date the financial statements are available to be issued.

SOTON HOLDING GROUP, INC.

(A Development Stage Company)

Notes To The Financial Statements

September 30, 2010

(Audited)

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On June 21, 2010, the Company issued 2,500,000 shares of  common stock at a price of $0.001 per share for total cash proceeds of $2,500. During the period July 19, 2010 to September 29, 2010, the Company issued 675,000 shares of common stock at a price of $0.03 per share for total cash proceeds of $20,250.

During the period June 9, 2010  (inception)  to September 30, 2010, the Company  sold  a  total of 3,175,000 shares of common stock  for  total  cash proceeds  of  $22,750.

NOTE 5 - INCOME TAXES

As of September 30, 2010, the Company had net operating loss carry forwards of $941 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 - RELATED PARTY TRANSACTONS

On June 9, 2010, related party had loaned the Company $349.  The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from September 30, 2010 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

[OUTSIDE BACK COVER PAGE]

SUBJECT TO COMPLETION, DATED _____________, 2010

PROSPECTUS

SOTON HOLDINGS GROUP, INC.

675,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.41
Transfer Agent Fees	$1, 500.00
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$500.00

Total	$8,502.41

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Item 14.  Indemnification of Directors and Officers

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Soton Holdings Group, Inc.’s Bylaws allow for the indemnification of its officers and/or directors in regards to each such person carrying out the duties of his or her office. The Board of Directors will make a determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Soton Holdings Group Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Item 15.  Recent Sales of Unregistered Securities

We issued 2,500,000 shares of our common stock to Mariya Kokho on June 21, 2010, who has been our President, Chief Executive Officer, Treasurer, and our Sole Director since inception on June 9, 2010 and who has also been our Secretary since inception until June 30, 2010. She acquired these 2,500,000 shares at a price of $0.001 per share for total proceeds to us of $2,500.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a non-public offering to an officer and director who had access to registration-type information.

We completed an offering of 675,000 shares of our common stock at a price of $0.03 per share to the following 26 purchasers on September 24, 2010:

Name of Subscriber	Number of Shares
Farzana Rahman	25,000
Alia Waheed Syed	20,000
Noor Talukder Mohd	20,000
Natalia Belykh	30,000
Lenka Frankova	30,000
Asad Atakisiev	30,000
Natalia Kashtanova	30,000
AlexandreVichniakov	30,000
Darja Visnakova	30,000
Vesselin Minkov	20,000
Kosta Kanariev	20,000
Kristina Dimova	25,000
Diyan Ivanov	20,000
Veniamin Minkov	20,000
Tsonka Valkova	25,000
Plamen Cherganski	25,000
Daniela Atanasova Ilieva	25,000
Polina Minkova	25,000
Ilonka Dancheva	25,000
Kiril Mihov	25,000
Kameliya Dimitrova	25,000
Nikolai Manev	30,000
Rositsa Petkova	30,000
Georgi Ivanov	30,000
Mariya Todorova	30,000
Ivaylo Ignatov	30,000

The total amount received from this offering was $20,250 net of fees.  We completed this offering pursuant to Rule 903(b)(3) Regulation S of the Securities Act, where each offeree and purchaser was a” non-US Person,” as defined under SEC Rule 902,in transactions offshore of the US, where no directed selling efforts were made in the US and offering restrictions were implemented.

Item 16.  Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Letter of intent with Khan Krum Winery
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Ronald R. Chadwick, P.C. (PCAOB Registered)

Item 17.  Undertakings:

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Henderson, Nevada, on November 3, 2010.

Soton Holdings Group, Inc.

(Registrant)

By:/s/ Mariya Kokho
Mariya Kokho
President, Chief Executive Officer, Treasurer, Chief Accounting Officer, Chief Financial Officer and Sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mariya Kokho, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Soton Holdings Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Mariya Kokho	President, Chief Executive	November 3, 2010
Officer, Secretary, Treasurer,
Mariya Kokho	Chief Accounting Officer,
Chief Financial Officer
and sole Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Letter of intent with Khan Krum Winery
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Ronald R. Chadwick, P.C. (PCAOB Registered)